REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of January 18, 2008 (the "Effective Date"), by and between MMA Media Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, a "Stockholder" and collectively, the "Stockholders"). The Company and the Stockholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

The Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

1.1 “Common Stock” means the Company’s Common Stock, $0.001 par value per share.

1.2 “Demand Registration” has the meaning set forth in Section 2.1 hereof.

1.3 “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.

1.4 “Registrable Securities” means (i) the shares of Common Stock of the Company listed on Schedule A attached hereto and incorporated herein by this reference and (ii) any Common Stock issued or issuable to the Stockholders with respect to the Common Stock referred to in clause (i) by way of a dividend, split, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization; provided however, that with respect to any Registrable Securities, such securities shall cease to be Registrable Securities when (x) they have been sold pursuant to an effective registration statement registering such securities under the Securities Act, (y) they have been sold in compliance with paragraph (d) of Rule 145 or (z) they are eligible to be sold without volume limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”).

2. Registration Rights.

2.1 Demand Registration. At any time after the Effective Date, the holders of a majority of the Registrable Securities may request Registration (a "Demand Registration") of the Registrable Securities under the Securities Act. Upon the Company’s receipt of a Demand Registration, the Company shall give all other Stockholders written notice thereof as soon as practicable, but in no event less than 10 days prior to the filing of such registration statement, and shall provide such Stockholders an opportunity to include in such registration statement all Registrable Securities requested by the Stockholders in writing to be included therein, subject to the limitations set forth in this Section 2.1. If any other Stockholder chooses to include in any such registration statement all or any part of the Registrable Securities it holds, such Stockholder shall, within 10 days after the above-described notice from the Company, so notify the Company in writing. The Company shall file a registration statement covering the Registrable Securities requested to be Registered pursuant to this Section 2.1 for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act on Form S-3 (or on such other form appropriate for such purpose) within 30 days of the Company's receipt of a Demand Registration. The Company shall use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) within 120 days following the Company's receipt of the Demand Registration, subject to any limitations imposed upon such Registration by Rule 415 and the SEC's guidelines and limitations promulgated thereunder. Notwithstanding the foregoing, the Company may postpone for up to six months the filing or the effectiveness (which may include the withdrawal of an effective registration statement) of a registration statement pursuant to this Section 2.1 if the Company's board of directors reasonably determines in its good faith judgment based upon the written opinion of the Company’s underwriter(s) that, because of the existence of any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition or financing activity (other than in the ordinary course of business) or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company, it would be materially disadvantageous to the Company and its stockholders for such a registration statement to be maintained effective, or to be filed and become effective. The Company may include in a Demand Registration any securities that are not Registrable Securities. Only one Registration may be demanded pursuant to this section. A Registration will not count as a Demand Registration until it has become effective and includes 100% of the Registrable Securities requested by the Stockholders to be included in the registration statement.

2.2 Piggyback Registration. In the event the Company proposes to Register any of its securities under the Securities Act after the Effective Date by filing any form of registration statement (other than Form S-4 or Form S-8 or the successor form of either of them) that would legally permit the inclusion of Registrable Securities, the Company shall give the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to the filing of such registration statement, and shall provide the Stockholders an opportunity to include in such Registration all Registrable Securities requested by the Stockholders in writing to be included therein. If any Stockholder chooses to include in any such registration statement all or any part of the Registrable Securities it holds, such Stockholder shall, within 10 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Stockholder. If any Stockholder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to its securities, all upon the terms and conditions set forth herein. Each Stockholder shall have one piggyback Registration right pursuant to this Section 2.2 and a Registration will not count as a piggyback Registration until it has become effective and includes 100% of the Registrable Securities requested by such Stockholder to be included in the registration statement.

2.3 Underwriting. If the registration statement for which the Stockholders have Registration rights under this Agreement is for an underwritten offering, the Company shall so advise the Stockholders. The right of the Stockholders to be included in a Registration pursuant to this Agreement shall be conditioned upon the Stockholders' participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Stockholders elect to participate in such offering, the Stockholders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement.

2.4 Costs of Registration. The Company shall bear the costs of each Registration in which the Stockholders participate pursuant to Sections 2.1 and 2.2, but excluding any underwriting discounts or commissions on the sale of Registrable Securities.

2.5 Reports under Securities Exchange Act of 1934. With a view to making available to the Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell securities of the Company to the public pursuant to a Registration on Form S-3 or without Registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”);

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Stockholders, so long as accurate and so long as the Stockholders own any Registrable Securities, forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form Registration) (at any time after it so qualifies), and such other information as may be reasonably requested in availing the Stockholders of any rule or regulation of the SEC that permits the selling of any such securities without Registration or pursuant to such form.

3. Obligations of the Company.

In connection with the Registration of the Registrable Securities, the Company shall have the following obligations:

3.1 The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective at all times required for such registration statement under this Agreement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the registration statement until the termination of said period.

3.2 The Company shall furnish to the Stockholders and one legal counsel selected by the Stockholders holding a majority of the Registrable Securities, if any (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the registration statement and any amendment thereto, each prospectus, including any preliminary prospectus, and each amendment or supplement thereto, and, in the case of a registration statement referred to in Section 2.1 or 2.2, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such registration statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the registration statement that are owned (or to be owned) by the Stockholders. All correspondence to or from the SEC or its staff shall, subject to applicable law and legal process, be kept confidential by the Stockholders.

3.3 The Company shall (i) Register and qualify the Registrable Securities covered by the registration statement under securities laws of such jurisdictions in the United States as the Stockholders reasonably request, (ii) prepare and file in those jurisdictions (including with the SEC) such amendments (including post-effective amendments) and supplements to such Registrations and qualifications as may be necessary to maintain the effectiveness thereof for a period of 24 months following the effective date of the registration statement or such longer period of time deemed reasonable by the Company's board of directors (the "Registration Period"), (iii) take such other actions as may be necessary to maintain such Registrations and qualifications in effect at all times during the Registration Period, (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.3, (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company material expense or burden, or (e) make any change in its charter or by-laws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders, and (v) cause all Registrable Securities covered by such registration statement to be listed or quoted on each securities exchange or market on which similar securities issued by the Company are then listed or quoted.

3.4 In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

3.5 As soon as practicable after becoming aware of such event, the Company shall notify the Stockholders of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts as soon as practicable to prepare a supplement or amendment to (and, in the event of an amendment, obtain the effectiveness thereof) the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Stockholders as the Stockholders may reasonably request.

3.6 The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify the Stockholders (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

3.7 The Company shall permit a single firm of counsel designated by the Stockholders holding a majority of the Registrable Securities to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC.

3.8 The Company shall make generally available to its security holders as soon as practical an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the registration statement.

3.9 In the event Registrable Securities are being sold through underwriters, the Company shall furnish, on the date that such Registrable Securities are sold, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

3.10 In the event Registrable Securities are being sold through underwriters, the Company shall make available for inspection by (i) any underwriter participating in any disposition pursuant to the registration statement, and (ii) one firm of attorneys retained by all such underwriters all pertinent financial and other records, and pertinent corporate documents and properties of the Company, as shall be reasonably requested by any of the foregoing and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request.

3.11 The Company shall hold in confidence and not make any disclosure of information concerning the Stockholders provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a material misstatement or omission in any registration statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (v) the Stockholders consent to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Stockholders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Stockholders prior to making such disclosure, and allow the Stockholders, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.12 The Company shall cooperate with the Stockholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Stockholders may reasonably request and Registered in such names as the managing underwriter or underwriters, if any, or the Stockholders may request.

3.13 At the request of the Stockholders, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with the registration statement as may be necessary in order to change the description of the plan of distribution set forth in such registration statement.

3.14 The Company shall comply with all applicable laws related to the applicable registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC).

4. Obligations of the Stockholders.

In connection with the Registration of the Registrable Securities, the Stockholders shall have the following obligations:

4.1 Each Stockholder shall furnish to the Company such information regarding himself or itself, the Registrable Securities held by him or it and the intended method of disposition of the Registrable Securities held by him or it as shall be reasonably required to effect the Registration of such Registrable Securities and shall execute such documents in connection with such Registration as the Company may reasonably request. At least 10 business days prior to the first anticipated filing date of the registration statement, the Company shall notify the Stockholders of the information the Company requires from the Stockholders.

4.2 The Stockholders, by acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration statements hereunder, unless the Stockholders have notified the Company in writing of their election to exclude all of their Registrable Securities from the applicable registration statement.

4.3 In the event the Registrable Securities are included in a registration statement, the Stockholders understand that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such registration statement, and each Stockholder shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

4.4 The Stockholders agree that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.5, the Stockholders will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Stockholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5 and, if so directed by the Company, the Stockholders shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Stockholders' possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

4.5 The Stockholders may not participate in any underwritten distribution pursuant to a registration statement under Sections 2.1 or 2.2 unless the Stockholders (i) agree to sell their Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agree to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 2.4.

5. Indemnification.

In the event any Registrable Securities are included in a registration statement under this Agreement:

5.1 The Company shall defend, indemnify, and hold harmless, to the fullest extent permitted by law, the Stockholders against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in writing to the Company by the Stockholders expressly for use therein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.1, as it pertains to any preliminary or final prospectus, shall not inure to the benefit of any indemnified Party if the untrue statement or omission of material fact contained in the preliminary or final prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the indemnified Party was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such indemnified Party, notwithstanding such advice, used such incorrect prospectus.

5.2 In connection with any registration statement in which the Stockholders are participating, the Stockholders will furnish to the Company in writing information regarding such Stockholder's ownership of Registrable Securities and its intended method of distribution thereof and each Stockholder shall defend, indemnify, and hold harmless, to the extent permitted by law, the Company, its directors, officers, employees and agents and each Party who controls (within the meaning of the Securities Act) the Company or such other indemnified Party against any losses, claims, damages, liabilities and expenses (including with respect to any claim for indemnification hereunder asserted by any other indemnified Party) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Stockholder. The indemnification provided under this Section 5.2 shall be several and not joint.

5.3 Any Party entitled to indemnification hereunder shall give prompt written notice to the indemnifying Party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying Party from its obligation under this Section 5, except to the extent that the indemnifying Party has been materially prejudiced by such failure to provide such notice.

5.4 In any case in which any such action is brought against any indemnified Party, and it notifies an indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and after notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof, the indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified Party hereunder for any legal or other expense subsequently incurred by such indemnified Party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified Party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying Party, in which event the indemnified Party shall be reimbursed by the indemnifying Party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying Party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying Party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying Party without the consent of the indemnified Party (which consent shall not be unreasonably withheld).

5.5 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party and will survive the transfer of the Registrable Securities.

6. Miscellaneous.

6.1 Enforceability/Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.2 Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically or to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or the Stockholders may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

6.3 Entire Agreement; Successors and Assigns. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the Parties.

6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles.

6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which taken together constitute one and the same instrument.

6.6 Headings. The section headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6.7 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Stockholders:

To the address set forth in the Company’s books and records.

If to the Company:

MMA Media Inc.
9440 Little Santa Monica Boulevard, Suite 401
Beverly Hills, California 90210
Attention: Michael Kurdziel
Facsimile: (310) 402-5937

Either Party hereto may change the above specified recipient or mailing address by notice to the other Party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

6.8 Amendment and Waiver. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such amendment or waiver is approved in writing by the Company and the Stockholders holder a majority of the Registrable Securities. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each provision of this Agreement in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY: MMA MEDIA INC.

By:	/s/ Michael Kurdziel
Michael Kurdziel Chief Executive Officer

BY EXECUTING THIS AGREEMENT, THE STOCKHOLDER ACKNOWLEDGES FOR ITSELF AND ITS ASSIGNS, THAT, DESPITE ENTERING INTO THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATION, GUARANTY OR WARRANTY WHATSOEVER OF ITS ABILITY TO SUCCESSFULLY EFFECT WITH THE APPLICABLE REGULATORY AUTHORITIES A REGISTRATION OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT.

STOCKHOLDERS:

RA Roseman Holdings, LLC

By:  /s/ Adam Roseman

Name: Adam Roseman
Title: Manager

Wilshire Investments

By:   /s/ Kenneth Ricker

Name: Kenneth Ricker
Title: President

Nia Chloe Enterprises

By:  /s/ Sol Khazani

Name: Sol Khazani
Title: Secretary

Younes & Soraya Nazarian Revocable Trust

By:  /s/ Younes Nazarian

Name: Younes Nazarian
Title: Trustee

David & Angella Nazarian Family Trust

By:  /s/ David Nazarian

Name: David Nazarian
Title: Trustee

/s/ Tony Bobulinski

Tony Bobulinski

Sam Nazarian Trust

By:  /s/  Sam Nazarian

Name: Sam Nazarian
Title: Trustee

Kaman Ventures

By:  /s/ Michael Kurdziel

Name: Michael Kurdziel
Title: Manager

SGM Capital

By:  /s/ Steve Magami

Name: Steve Magami
Title: Managing Member

Attleboro Partners, LLC

By:  /s/ Michael S. Smith

Name: Michael S. Smith
Title: Managing Member

Sugarman Enterprises

By:  /s/ Ainslie Sugarman

Name: Ainslie Sugarman
Title: President

FP Ventures, LLC

By:  /s/ Catherine A. Paura

Name: Catherine A. Paura
Title: Co-CEO

/s/ Jeff Seabold

Jeff Seabold

/s/ Jeffrey Dash

Jeffrey Dash

/s/ Jared Kaban

Jared Kaban

Adam Frank

Sujay Jaswa

Jake Hattan

/s/ Adam Agron

Adam Agron

Loeb Enterprises, LLC

By:  /s/ Richard I. Vogel

Name: Richard I. Vogel
Title: Chief Operating Officer

Safire Partners

By:  /s/ Todd Gitlin

Name: Todd Gitlin
Title: CEO

Schedule A

Stockholders	Registrable Securities (Shares of Common Stock)
R.A. Roseman Holdings, LLC	5,644,909
Wilshire Investments	1,973,045
Nia Chloe Enterprises	792,336
Younes & Sorarya Nazarian Revocable Trust	585,513
David & Angella Nazarian Family Trust	585,513
Sam Nazarian Trust	387,429
Tony Bobulinski	585,513
Kaman Ventures	2,656,717
SGM Capital	1,971,446
Attleboro Partners, LLC	673,486
Sugarman Enterprises, Inc.	81,564
Jeff Seabold	163,128
FP Ventures, LLC	198,084
Adam Frank	261,513
Sujay Jaswa	261,513
Jake Hattan	261,513
Safire Partners	392,270
Jeff Dash	675,000
Jared Kaban	125,000
Adam Agron	500,000
Loeb Enterprises, LLC	5,460,536